EXHIBIT 10.1

MAXLINEAR, INC.
2010 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the MaxLinear, Inc. 2010 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I.	NOTICE OF RESTRICTED STOCK UNIT GRANT
Participant Name:
Address:
You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Maximum Number of Restricted Stock Units
Target Number of Restricted Stock Units
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan, any separate agreement between the above-named award Participant and the Company, or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:
General
The number of Restricted Stock Units subject to the Award that will become eligible for vesting as set forth below will depend upon: (i) with respect to the First Measurement Period (as defined below), the 2025 Revenue (as defined below) and the 2025 Adjusted Operating Income (as defined below), both for the Company’s 2025 fiscal year, or such time period as described below, (ii) with respect to the Second Measurement Period (as defined below), the 2026 Revenue Growth (as defined below) and the 2026 Adjusted Operating Income Growth (as defined below), both for the Company’s 2026 fiscal year, or such time period as described below, (iii) with respect to the Third Measurement Period (as defined below), the 2027 Revenue Growth (as defined below) and the 2027 Adjusted Operating Income Growth (as defined below), both for the Company’s 2027 fiscal year, or such time period as described below, and (iv) with respect to the Fourth Measurement Period (as defined below), the Company Revenue (as defined below) as compared to the Benchmark Company Revenue (as defined below) of each company listed in the Russell 3000 Index as of the beginning of the Fourth Measurement Period and remain actively traded on a nationally recognized stock exchange from the beginning of the Fourth Measurement Period through the earlier of (x) the end of the Fourth Measurement Period or (y) the Change in Control Measurement Date (as defined below) (each, a “Benchmark Company” and together, the “Benchmark Companies”) (the Company’s percentage increase or decrease of Company Revenue compared to the percentage increase or decrease of Benchmark Company

Revenue of the Benchmark Companies, the “Revenue”), for the Fourth Measurement Period, or such time period as described below, and, in all cases, will be determined in accordance with this Award Agreement.
Performance and Measurement Periods
The “Performance Period” will begin on January 1, 2025 (the “Commencement Date”) and will end on December 31, 2027 (the “Anniversary Date”), with the Company’s performance measured for each of the Company’s 2025 fiscal year (the “First Measurement Period”), the Company’s 2026 fiscal year (the “Second Measurement Period”), the Company’s 2027 fiscal year (the “Third Measurement Period”) and the Company’s 2025, 2026, and 2027 fiscal years (the “Fourth Measurement Period”) (each, a “Measurement Period” and the last day of (and including) each of the Company’s 2025, 2026, and 2027 fiscal years, or a Change in Control Measurement Date, a “Measurement Date”). Upon a consummation of a Change in Control (the “Closing”), the Performance Period will be deemed to end on the fifth (5th) business day prior to the estimated date of Closing for purposes of calculating performance for any Measurement Period then in progress in accordance with the terms of this Award Agreement. The Anniversary Date, or if earlier, the Closing, is referred to herein as the “Period End Date.”
As detailed below, this Award is divided into four (4) approximately equal tranches (each, a “Tranche”), with each Tranche representing 25% of the Target Number of Restricted Stock Units (such target number of Restricted Stock Units for a given Tranche, the “Tranche Target Restricted Stock Units”) subject to the Award and related to a specific Measurement Period. Each Tranche has one or more performance goals associated with such Tranche that must be achieved for the applicable Tranche in order for any Restricted Stock Units subject to the Tranche to become eligible to vest subject to satisfying the Service Requirement described below (“Eligible Restricted Stock Units”). If one or more threshold performance goals associated with a Tranche are not achieved during the applicable Measurement Period, the Restricted Stock Units associated with such performance goal and subject to such Tranche will not become Eligible Restricted Stock Units and such Restricted Stock Units will terminate on the Determination Date (as defined below) for that particular Measurement Period.
For the avoidance of doubt, in no event may more than 200% of the Tranche Target Restricted Stock Units for a particular Tranche become Eligible Restricted Stock Units, and in no event will more than 200% of the Target Number of Restricted Stock Units become Eligible Restricted Stock Units.
The number of Eligible Restricted Stock Units for each Measurement Period will be determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in its sole discretion within sixty (60) days of the completion of the applicable Measurement Period (each such determination, a “Determination Date”), or, in the event of a Change in Control, following the Signing Date (as defined below) but in any event prior to the Closing (the “Change in Control Measurement Date”). For purposes of this Award Agreement, “Signing Date” means the date of execution of the definitive agreement pursuant to which the Change in Control becomes effective.
Service Requirement; Vesting of Award
General
To earn any Eligible Restricted Stock Units with respect to a Measurement Period, Participant must remain a Service Provider through the Measurement Date associated with such Measurement Period and such Eligible Restricted Stock Units with respect to a Measurement Period will be earned and vested on the Measurement Date (but following a determination of performance); provided, however, that any Above Target Eligible Restricted Stock Units (as defined below) will instead be earned and vested as set forth below, and to earn any Eligible Restricted Stock Units with respect to a Change in Control Measurement Date, Participant must remain a Service Provider until immediately prior to the Closing (the “Service Requirement”). For avoidance of doubt, if Participant satisfies the Service Requirement with respect to a Measurement Period but ceases to be a Service Provider prior to the

Determination Date for that particular Measurement Period, then this Award will remain outstanding through the Determination Date (or a Change in Control Measurement Date, if applicable) for that particular Measurement Period and the Award is settled to the extent it is determined that a number of Eligible Restricted Stock Units were earned; provided that Participant must remain a Service Provider through the Anniversary Date (except as provided in this Award Agreement) to earn any Above Target Eligible Restricted Stock Units.
Above Target Eligible Restricted Stock Units
With respect to each of the First Measurement Period, the Second Measurement Period and the Third Measurement Period, no more than 100% of the Tranche Target Restricted Stock Units for the applicable Measurement Period may be earned and vested on the applicable Measurement Date for the applicable Measurement Period (with any Eligible Restricted Stock Units in excess of the Tranche Target Restricted Stock Units for the applicable Measurement Period referred to as the “Above Target Eligible Restricted Stock Units”). The Above Target Eligible Restricted Stock Units will be earned and vested on the Anniversary Date, subject to Participant remaining a Service Provider through such Anniversary Date (except as provided in this Award Agreement).
First Measurement Period (Tranche 1)
Weighting
The performance goals associated with the First Measurement Period (Tranche 1) are the 2025 Revenue and the 2025 Adjusted Operating Income. Both the 2025 Revenue and the 2025 Adjusted Operating Income will be weighted at 50%, such that 50% of the Tranche Target Restricted Stock Units at target performance (or 100% of the Tranche Target Restricted Stock Units at maximum performance) may become Eligible Restricted Stock Units based on the 2025 Revenue and 50% of the Tranche Target Restricted Stock Units at target performance (or 100% of the Tranche Target Restricted Stock Units at maximum performance) may become Eligible Restricted Stock Units based on the 2025 Adjusted Operating Income.
Definitions
“2025 Revenue” means the Company’s revenue for the Company’s 2025 fiscal year as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) and reported in the Company’s Form 10-K for the Company’s 2025 fiscal year, except that in the event of a Change in Control that occurs prior to the Determination Date for the First Measurement Period, “2025 Revenue” means the Company’s GAAP revenue that the Company has reported for financial accounting purposes for the Company’s 2025 fiscal year as of its most recently completed fiscal quarter on or prior to the fifth (5th) business day prior to Closing.
“2025 Adjusted Operating Income” means the Company’s non-GAAP adjusted operating income for the Company’s 2025 fiscal year as reported in the earnings press release filed with the Form 8-K for the Company’s 2025 fiscal year, except that in the event of a Change in Control that occurs prior to the Determination Date for the First Measurement Period, “2025 Adjusted Operating Income” means the Company’s cumulative non-GAAP adjusted operating income for the Company’s 2025 fiscal year as of its most recently completed fiscal quarter on or prior to the fifth (5th) business day prior to Closing.
Measurement of Performance
The 2025 Revenue and the 2025 Adjusted Operating Income will be determined on the Determination Date following the completion of the First Measurement Period, or, if earlier, upon the Change in Control Measurement Date.

2025 Revenue Calculation:

Level*	2025 Revenue	Percentage of Tranche Target Restricted Stock Units that Become Eligible Restricted Stock Units**
1	Below $395M	0%
2	$395M	37.5%
3	$440M	50%
4	$485M	100%
* The number of Tranche Target Restricted Stock Units that will become Eligible Restricted Stock Units shall be calculated linearly between levels 2 and 3 and 3 and 4.
** Any partial Shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration.
2025 Adjusted Operating Income Calculation:

Level*	2025 Adjusted Operating Income	Percentage of Tranche Target Restricted Stock Units that Become Eligible Restricted Stock Units**
1	Below $29.5M	0%
2	$29.5M	37.5%
3	$32M	50%
4	$34.5M	100%
* The number of Tranche Target Restricted Stock Units that will become Eligible Restricted Stock Units shall be calculated linearly between levels 2 and 3 and 3 and 4.
** Any partial Shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration.
Second Measurement Period (Tranche 2)
Weighting
The performance goals associated with the Second Measurement Period (Tranche 2) are the 2026 Revenue Growth and the 2026 Adjusted Operating Income Growth. Both the 2026 Revenue Growth and the 2026 Adjusted Operating Income Growth will be weighted at 50%, such that 50% of the Tranche Target Restricted Stock Units at target performance (or 100% of the Tranche Target Restricted Stock Units at maximum performance) may become Eligible Restricted Stock Units based on the 2026 Revenue Growth and 50% of the Tranche Target Restricted Stock Units at target performance (or 100% of the Tranche Target Restricted Stock Units at maximum performance) may become Eligible Restricted Stock Units based on the 2026 Adjusted Operating Income Growth.
Definitions
“2026 Revenue Growth” means the Company’s percentage increase or decrease (rounded to the nearest hundredth) in (A) revenue for the Company’s 2026 fiscal year, as compared to (B) revenue for the Company’s 2025 fiscal year, both as determined in accordance with GAAP and reported in the Company’s Form 10-K for the applicable fiscal year, except that in the event of a Change in Control that occurs on or following the commencement date of the Second Measurement Period and prior to the Determination Date for the Second Measurement Period and for purposes of (A) of this definition, “2026 Revenue Growth” means an amount determined by the Compensation Committee taking into account the Company’s achievements in GAAP revenue that the Company has reported for financial accounting purposes for the Company’s 2026 fiscal year as of the fifth (5th) business day prior to Closing.
“2026 Adjusted Operating Income Growth” means the Company’s percentage increase or decrease (rounded to the nearest hundredth) in (A) non-GAAP adjusted operating income for the Company’s 2026 fiscal year, as compared to (B) non-GAAP adjusted operating income for the Company’s 2025 fiscal year, both as reported in the earnings release filed with the Form 8-K for the Company’s applicable fiscal year, except that in the event of a Change in Control that occurs on or following the commencement date of the Second Measurement Period and prior to the Determination Date for the Second Measurement Period and for purposes of (A) of this definition, “2026 Adjusted Operating Income Growth” means an amount determined by the Compensation Committee taking into account the Company’s achievements in non-GAAP adjusted operating income for the Company’s 2026 fiscal year as of the fifth (5th) business day prior to Closing.
Measurement of Performance
The 2026 Revenue Growth and the 2026 Adjusted Operating Income Growth will be determined on the Determination Date following the completion of the Second Measurement Period, or, if earlier, upon the Change in Control Measurement Date.
2026 Revenue Growth Calculation:

Level*	2026 Revenue Growth	Percentage of Tranche Target Restricted Stock Units that Become Eligible Restricted Stock Units**
1	Below 2.5%	0%
2	2.5%	37.5%
3	5.0%	50%
4	7.5%	100%
* The number of Tranche Target Restricted Stock Units that will become Eligible Restricted Stock Units shall be calculated linearly between levels 2 and 3 and 3 and 4.
** Any partial Shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration.
2026 Adjusted Operating Income Calculation:

Level*	2026 Adjusted Operating Income Growth	Percentage of Tranche Target Restricted Stock Units that Become Eligible Restricted Stock Units**
1	Below 2.5%	0%
2	2.5%	37.5%
3	5.0%	50%
4	7.5%	100%

* The number of Tranche Target Restricted Stock Units that will become Eligible Restricted Stock Units shall be calculated linearly between levels 2 and 3 and 3 and 4.
** Any partial Shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration.
Third Measurement Period (Tranche 3)
Weighting
The performance goals associated with the Third Measurement Period (Tranche 3) are the 2027 Revenue Growth and the 2027 Adjusted Operating Income Growth. Both the 2027 Revenue Growth and the 2027 Adjusted Operating Income Growth will be weighted at 50%, such that 50% of the Tranche Target Restricted Stock Units at target performance (or 100% of the Tranche Target Restricted Stock Units at maximum performance) may become Eligible Restricted Stock Units based on the 2027 Revenue Growth and 50% of the Tranche Target Restricted Stock Units at target performance (or 100% of the Tranche Target Restricted Stock Units at maximum performance) may become Eligible Restricted Stock Units based on the 2027 Adjusted Operating Income Growth.
Definitions
“2027 Revenue Growth” means the Company’s percentage increase or decrease (rounded to the nearest hundredth) in (A) revenue for the Company’s 2027 fiscal year, as compared to (B) revenue for the Company’s 2026 fiscal year, both as determined in accordance with GAAP and reported in the Company’s Form 10-K for the applicable fiscal year, except that in the event of a Change in Control that occurs on or following the commencement date of the Third Measurement Period and prior to the Determination Date for the Third Measurement Period and for purposes of (A) of this definition, “2027 Revenue Growth” means an amount determined by the Compensation Committee taking into account the Company’s achievements in GAAP revenue that the Company has reported for financial accounting purposes for the Company’s 2027 fiscal year as of the fifth (5th) business day prior to Closing.
“2027 Adjusted Operating Income Growth” means the Company’s percentage increase or decrease (rounded to the nearest hundredth) in (A) non-GAAP adjusted operating income for the Company’s 2027 fiscal year, as compared to (B) non-GAAP adjusted operating income for the Company’s 2026 fiscal year, both as reported in the earnings release filed with the Form 8-K for the Company’s applicable fiscal year, except that in the event of a Change in Control that occurs on or following the commencement date of the Third Measurement Period and prior to the Determination Date for the Third Measurement Period and for purposes of (A) of this definition, “2027 Adjusted Operating Income Growth” means an amount determined by the Compensation Committee taking into account the Company’s achievements in non-GAAP adjusted operating income for the Company’s 2027 fiscal year as of the fifth (5th) business day prior to Closing.
Measurement of Performance
The 2027 Revenue Growth and the 2027 Adjusted Operating Income Growth will be determined on the Determination Date following the completion of the Third Measurement Period, or, if earlier, upon the Change in Control Measurement Date.

2027 Revenue Growth Calculation:

Level*	2027 Revenue Growth	Percentage of Tranche Target Restricted Stock Units that Become Eligible Restricted Stock Units**
1	Below 2.5%	0%
2	2.5%	37.5%
3	5.0%	50%
4	7.5%	100%
* The number of Tranche Target Restricted Stock Units that will become Eligible Restricted Stock Units shall be calculated linearly between levels 2 and 3 and 3 and 4.
** Any partial Shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration.
2027 Adjusted Operating Income Calculation:

Level*	2027 Adjusted Operating Income Growth	Percentage of Tranche Target Restricted Stock Units that Become Eligible Restricted Stock Units**
1	Below 2.5%	0%
2	2.5%	37.5%
3	5.0%	50%
4	7.5%	100%
* The number of Tranche Target Restricted Stock Units that will become Eligible Restricted Stock Units shall be calculated linearly between levels 2 and 3 and 3 and 4.
** Any partial Shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration.
Fourth Measurement Period (Tranche 4)
Weighting
The performance goal associated with the Fourth Measurement Period (Tranche 4) is the Revenue. The Revenue will be weighted at 100%, such that 100% of the Tranche Target Restricted Stock Units at target performance (or 200% of the Tranche Target Restricted Stock Units at maximum performance) may become Eligible Restricted Stock Units based on the Revenue.
Definitions
“Company Revenue” means the Company’s percentage increase or decrease (rounded to the nearest hundredth) in (A) revenue for the Company’s 2027 fiscal year as determined in accordance with GAAP and reported in the Company’s Form 10-K, as compared to (B) revenue for the Company’s 2024 fiscal year, as determined in accordance with GAAP and reported in the Company’s Form 10-K, except that in the event of a Change in Control and for purposes of (A) of this definition, “Company Revenue” will mean the Company’s cumulative GAAP revenue that the Company has recognized for financial accounting purposes for the four (4) most recently completed fiscal quarters on or prior to the fifth (5th) business day prior to Closing.
The “Benchmark Company Revenue” means, for each Benchmark Company, the Benchmark Company’s percentage increase or decrease (rounded to the nearest hundredth) in (A) GAAP revenue for the Benchmark Company’s 2027 fiscal year (or, if the 2027 fiscal year is not completed on or on prior to the Anniversary Date, for the four (4) most recently completed fiscal quarters completed on or prior to the Anniversary Date) as determined by Thomson Reuters, or comparable financial data service approved by the Administrator (the “Financial Data Service”), as compared to (B) GAAP revenue for the Benchmark Company’s 2024 fiscal year as determined by the Financial Data Service, except that in the event of a Change in Control and for purposes of (A) of this definition, “Benchmark Company Revenue” will mean the applicable Benchmark Company’s estimated GAAP revenue for the four (4) most recently completed fiscal quarters on or prior to the fifth (5th) business day prior to Closing as determined by the Financial Data Service as of the Change in Control Measurement Date. If as of the Change in Control Measurement Date the Financial Data Service does not have estimates available for any Benchmark Company’s GAAP revenue for the four (4) most recently completed fiscal quarters on or prior to the fifth (5th) business day prior to Closing, the Compensation Committee will in good faith determine the estimated GAAP revenue for such Benchmark Company using such methodology as it determines to be reasonable using the actual and estimated GAAP revenue provided by the Financial Data Service for such Benchmark Company that are available for the four (4) most recently completed fiscal quarters on or prior to the fifth (5th) business day prior to Closing.
Measurement of Performance
The Revenue will be determined on the Determination Date following the completion of the Fourth Measurement Period, or, if earlier, upon the Change in Control Measurement Date.
The Company Revenue and the Benchmark Company Revenue will be calculated and each of the Benchmark Companies will be listed based on their respective Benchmark Company Revenue in order of largest to smallest percentages and the Company will also be included in this ordered list based on the Company Revenue (together, the “Revenue Ranking Group”). The number of Tranche Target Restricted Stock Units that become Eligible Restricted Stock Units based on the Revenue will be determined as set forth below.
Revenue Calculation:

Level*	Company’s Position in the Revenue Ranking Group	Percentage of Tranche Target Restricted Stock Units that Become Eligible Restricted Stock Units **
1	Below 25th percentile	0%
2	25th percentile	50%
3	50th percentile	100%
4	75th percentile	200%
* The number of Tranche Target Restricted Stock Units that will become Eligible Restricted Stock Units shall be calculated linearly between levels 2 and 3 and 3 and 4.
** Any partial Shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration.

Termination of Award
Other than as set forth in this Award Agreement or in connection with a Qualifying Termination that occurs prior to a Change in Control (and during the Change of Control Period (as such term is defined in the Participant’s Change in Control and Severance Agreement or Amended and Restated Change in Control and Severance Agreement with the Company (either, the “Severance Agreement”)) as described below, if Participant ceases to be a Service Provider, any outstanding Restricted Stock Units subject to the Award will terminate and be cancelled and Participant will have no further rights with respect to such Restricted Stock Units; provided, however, that with respect to any Above Target Eligible Restricted Stock Units that have not previously vested as of the date Participant ceases to be a Service Provider outside of the Change of Control Period, such Restricted Stock Units will remain eligible to vest pursuant to the terms of the Severance Agreement subject to any terms and conditions set forth therein. Further, any Restricted Stock Units subject to the Award that are determined to not have become Eligible Restricted Stock Units in connection with an applicable Measurement Date shall terminate and be cancelled and Participant will have no further rights with respect to such Restricted Stock Units.
Change in Control
In the event of a Change in Control that occurs prior to the Anniversary Date, the Performance Period and any Measurement Periods then in effect will terminate and the number of Eligible Restricted Stock Units will be equal to the number of Eligible Restricted Stock Units calculated pursuant to the terms of this Award Agreement (including with respect to any outstanding Above Target Eligible Restricted Stock Units) for those Measurement Periods then in effect, or, if greater, the Target Number of Restricted Stock Units reduced by the number of Tranche Target Restricted Stock Units that have vested or terminated prior to the Closing. The Eligible Restricted Stock Units will then be scheduled to vest on the Anniversary Date, subject to Participant continuing to be a Service Provider through such date. Notwithstanding the foregoing sentence, if, following the Change in Control, (i) Participant terminates his or her employment with the Company (or any parent, subsidiary, or successor of the Company) for Good Reason (as such term is defined in the Severance Agreement) or (ii) the Company (or any parent, subsidiary or successor of the Company) terminates Participant’s employment without Cause (as such term is defined in the Severance Agreement) (in either event, a “Qualifying Termination”), and, in each case, such termination occurs prior to the Anniversary Date, then, subject to Participant signing and not revoking the release of claims as required by Section 4 of the Severance Agreement, 100% of the then-unvested Eligible Restricted Stock Units (including any Above Target Eligible Restricted Stock Units) will fully vest. Further, in the event of a Change in Control where the acquiror does not assume, continue or substitute for the Award, 100% of the then-unvested Eligible Restricted Stock Units (including any Above Target Eligible Restricted Stock Units) will fully vest.
Change in Control Qualifying Termination
If Participant’s employment terminates as a result of a Qualifying Termination that occurs prior to a Change in Control (and during the Change of Control Period (as such term is defined in the Severance Agreement)), then notwithstanding the provisions of Section 5 of this Award Agreement, any then-unvested portion of the Restricted Stock Units will remain outstanding for three (3) months or the occurrence of a Change in Control (whichever is earlier) so that the determination of the number of Eligible Restricted Stock Units, if any, can be calculated in accordance with the terms of this Award Agreement. If no Change in Control occurs within three (3)-month period following Participant’s termination, any then-unvested Restricted Stock Units subject to the Award that had not previously been determined to be Eligible Restricted Stock Units will terminate and be cancelled and Participant will have no further rights with respect to such Restricted Stock Units.
By Participant’s grant acceptance pursuant to such Participant’s online account at E*Trade, Participant agrees that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award

Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address.

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1. Grant. The Company hereby grants to the Participant named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2 1/2) months from the end of the Company’s tax year that includes the vesting date.
3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.
Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7. Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
Notwithstanding the foregoing, until and unless the Administrator determines otherwise, if, on the date Participant incurs a liability for the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares, Participant is an employee of the Company or its Parent or Subsidiary who is subject to Section 16 of the Exchange Act (a “Section 16 Officer”), then the Company (or the employing or retaining Parent or Subsidiary), will withhold from the number of Shares otherwise deliverable under this Award of Restricted Stock Units a number of Shares sufficient to pay such tax withholding obligation; provided, however, that the Shares to be withheld must have vested pursuant to the terms of this Award Agreement and the Plan. The Company shall not retain fractional Shares to satisfy any portion of the tax withholding obligation. Accordingly, if any withholding is done through the withholding of Shares, Participant shall pay to the Company an amount in cash sufficient to satisfy the remaining tax withholding obligation due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Participant, Participant agrees and acknowledges that Participant is giving the Company permission to withhold from Participant’s paycheck(s) an amount equal to the remaining tax withholding obligation due and payable as a result of the Company not retaining fractional Shares.
8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL,

AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Stock Plan Administrator at MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011, or at such other address as the Company may hereafter designate in writing.
11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
14. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
19. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
20. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
21. Governing Law. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.
22. Clawback Policy. This Award Agreement and this Award of Restricted Stock Units is subject to the terms of the Company’s recoupment, clawback or similar policy adopted to comply with applicable law and as may be in effect from time to time, including any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws (the “Clawback Policy”). The Company may require you to forfeit, or return to the Company, or reimburse the Company for, all or a portion of this Award of Restricted Stock Units and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws.

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